UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Spring Bank Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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i

April 29, 2020

To Our Stockholders:

You are cordially invited to attend the 2020 annual meeting of stockholders of Spring Bank Pharmaceuticals, Inc. to be held at 9:00 a.m. Eastern Time on Wednesday, June 24, 2020. As a result of public health and travel guidance due to COVID-19, this year’s annual meeting will be conducted solely via live audio webcast on the internet. You will be able to attend the virtual annual meeting, vote and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/SBPH2020. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Spring Bank Pharmaceuticals that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two (2) persons will be elected to our Board of Directors. In addition, we will ask stockholders to approve an amendment to the Amended and Restated 2015 Stock Incentive Plan and to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to most of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 29, 2020, we will commence sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2020 annual meeting of stockholders and our 2019 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and how to access the virtual annual meeting and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the virtual annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person at the virtual annual meeting or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Spring Bank Pharmaceuticals.

Sincerely,
Martin Driscoll
President and Chief Executive Officer

SPRING BANK PHARMACEUTICALS, INC.

35 Parkwood Drive, Suite 210

Hopkinton, Massachusetts 01748

(508) 473-5993

April 29, 2020

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. Eastern Time

DATE: Wednesday, June 24, 2020

ACCESS: This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SBPH2020 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Meeting beginning on page 2.

PURPOSES:

1.	To elect two (2) directors to serve three-year terms expiring in 2023;
2.	To approve an amendment to the Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for the grant of awards by 1,150,000 shares;
3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Spring Bank Pharmaceuticals, Inc. common stock at the close of business on April 27, 2020.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to https://www.proxyvote.com (have your proxy card in hand when you access the website);
•	Vote by telephone, by calling 1-800-690-6903 (have your proxy card in hand when calling);
•	Vote by mail, by returning the proxy card (signed and dated); or
•	At the virtual meeting, by entering the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, by sending a written request to: Attention: Corporate Secretary, 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts 01748. All stockholders are cordially invited to attend the virtual annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Scott Smith
Chairman of the Board of Directors

SPRING BANK PHARMACEUTICALS, INC.

35 Parkwood Drive, Suite 210

Hopkinton, Massachusetts 01748

(508) 473-5993

PROXY STATEMENT FOR SPRING BANK PHARMACEUTICALS, INC.

2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2020

This proxy statement, along with the accompanying notice of 2020 annual meeting of stockholders, contains information about the 2020 annual meeting of stockholders of Spring Bank Pharmaceuticals, including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:00 a.m. Eastern time, on Wednesday, June 24, 2020. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SBPH2020 and entering the 16-digit control number included in the Notice of Internet Availability or proxy card that you receive.

In this proxy statement, we refer to Spring Bank Pharmaceuticals, Inc. as “Spring Bank,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors, or our Board, for use at the annual meeting.

On or about April 29, 2020, we intend to commence sending the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2020 annual meeting of stockholders and our 2019 annual report to stockholders to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 24, 2020

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2019 annual report to stockholders are available for viewing, printing and downloading at https://springbankpharm.gcs-web.com/financial-information/annual-reports. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2019 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financial Information – SEC Filings” section of the “Investors & Media” section of our website at www.springbankpharm.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Important Notice Regarding the Availability of Proxy Materials or by sending a written request to: Attention: Corporate Secretary, 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts 01748. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Spring Bank is soliciting your proxy to vote at the 2020 annual meeting of stockholders to be held virtually on Wednesday, June 24, 2020 at 9:00 a.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

This year, our Annual Meeting will be held in a virtual meeting format only. To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/SBPH2020 shortly before the meeting time, and follow the instructions for downloading the Webcast. You need not attend the annual meeting in order to vote.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 because you owned shares of Spring Bank common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about April 29, 2020.

Why is the Company Holding a Virtual Annual Meeting?

Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees and stockholders, we are relying on the latest technology to host a virtual meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. Stockholders will be able to attend the meeting online and submit questions by visiting www.virtualshareholdermeeting.com/SBPH2020. Stockholders will also be able to vote their shares electronically during the meeting.

What Happens if There Are Technical Difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials, how to access the virtual meeting, and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 27, 2020 are entitled to vote at the annual meeting. On this record date, there were 16,998,139 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., you may vote:

•

By Internet (www.proxyvote.com). Use the Internet to transmit your voting instructions. Have your proxy card and the 16-digit control number(s) in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

•	By telephone (1-800-690-6903). Use a touch-tone phone to transmit your voting instructions. Have your proxy card and 16-digit control number(s) in hand when you call and then follow the instructions.
•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign and return the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below. Return the proxy card in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

At the Virtual Meeting. The meeting will be held entirely online. To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 23, 2020.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the virtual annual meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;
•

“FOR” the approval of an amendment to the Amended and Restated 2015 Stock Incentive Plan, or the 2015 Plan, to increase the number of shares available for the grant of awards under the 2015 Plan by 1,150,000 shares; and

•	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying Spring Bank’s Corporate Secretary in writing at Spring Bank’s principal business address before the annual meeting that you have revoked your proxy; or

•

by attending the annual meeting in person virtually and voting live at the virtual meeting. Attending the virtual annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically vote at the annual meeting in order to revoke or change your vote.

Your most current vote, whether by telephone, Internet or proxy card, is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on the Amendment to the Amended and Restated 2015 Stock Incentive Plan (Proposal 2 of this proxy statement). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or with regard to the 2015 Plan, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The two nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR both of the nominees, WITHHOLD your vote from both of the nominees or WITHHOLD your vote from either one of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of an Amendment to the Amended and Restated 2015 Stock Incentive Plan

The affirmative vote of a majority of the votes virtually present or represented by proxy and entitled to vote at the annual meeting and voting affirmatively or negatively on this matter is required to approve the adoption of an amendment to the Amended and Restated 2015 Stock Incentive Plan to increase the number of shares available for the grant of awards by 1,150,000 shares. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Appointment of RSM US LLP as Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes virtually present or represented by proxy and entitled to vote at the annual meeting and voting affirmatively or negatively on this matter is required to ratify the appointment of RSM US LLP as our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of RSM US LLP as our independent registered public accounting firm for 2020, our Audit Committee of our Board of Directors will reconsider its appointment.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results may be announced at the annual meeting. We will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a fee of $12,000 plus reasonable out of pocket fees.

What Constitutes a Quorum for the Annual Meeting?

The presence, virtually in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are virtually present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

What Does it Mean if I Receive More than One Proxy Card or Voting Instruction Form?

It means that you have multiple accounts at the transfer agent or with brokers.  Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

What is Householding of Annual Disclosure Documents?

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact us at our principal executive offices, 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts, Attn: Corporate Secretary, telephone: (508) 473-5993.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of Spring Bank’s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Spring Bank stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Spring Bank shares are registered in your own name, please contact us at our principal executive offices, 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts, Attn: Corporate Secretary, telephone: (508) 473-5993.

•

If a broker or other nominee holds your Spring Bank shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

What are the implications of being an “emerging growth company” and a “smaller reporting company”?

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We will remain a smaller reporting company as long as our public float is less than $700 million and we have less than $100 million in annual revenues.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 27, 2020 for (a) the executive officers named in the Summary Compensation Table contained elsewhere in this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 27, 2020 pursuant to the exercise of options, warrants or convertible notes to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 16,998,139 shares of common stock outstanding on April 27, 2020.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Spring Bank Pharmaceuticals, Inc., 35 Parkwood Drive, Suite 210, Hopkinton, MA 01748. Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
Ridgeback Capital Investments, L.P.(1)	1,142,900	6.7%
Biotechnology Value Fund, L.P.(2)	951,701	5.6%
Other Directors and other Named Executive Officers:
Kurt M. Eichler(3)	672,739	3.9%
R.P. "Kris" Iyer, Ph.D.(4)	573,022	3.4%
Martin Driscoll(5)	561,721	3.2%
Jonathan Freve(6)	137,236	*
David Arkowitz(7)	75,690	*
Todd Brady, M.D., Ph.D.(8)	82,202	*
Scott Smith(9)	51,073	*
Timothy Clackson, Ph.D.(10)	47,601	*
Pamela M. Klein, M.D.(11)	4,583	*
All Current Directors and Officers as a Group (10 persons)(12)	2,289,475	12.7%
(1)

This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 6, 2020. Consists of 1,142,900 shares of common stock beneficially owned by Ridgeback Capital Investments L.P. (“RCILP”). Ridgeback Capital Management LP (“RCM”) and Ridgeback Capital Investments Ltd. (“RCI”) do not own any Shares directly. RCI is the general partner of RCILP. Pursuant to an investment management agreement, RCM maintains investment and voting power with respect to the securities held or controlled by RCI. Wayne Holman, an individual, controls RCM. RCM and RCI may be deemed to own beneficially all of the shares. Each of RCM and RCI disclaim beneficial ownership of any of the securities held by RCILP, except to the extent of any pecuniary interest therein. The address of the principal business office of each of RCILP, RCI and RCM is 500 South Pointe Drive, Suite 220, Miami Beach, Florida 33139.

(2)

This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020. Consists of 466,424 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), 355,132 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”), 72,232 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and 57,913 shares of common stock in a certain account managed by BVF Partners L.P. (the “Partners Managed Account”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 821,556 shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2, and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 951,701 Shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners managed account (the “Partners Managed Account”), including 57,913 Shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners and Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Each of BVF GP, BVF2 GP, Partners OS, BVF GPH, Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2, Trading Fund OS, and the Partners Managed Accounts. The address of the principal business and office of BVF Inc. and certain of its affiliates is 1 Sansome Street, 30th Floor, San Francisco, California, 94194.

(3)

Consists of (i) 549,273 shares held directly by Mr. Eichler, (ii) 28,375 shares of common stock issuable upon the exercise of options held by Mr. Eichler exercisable within 60 days after April 27, 2020, (iii) 64,100 shares of common stock issuable upon the exercise of warrants held by Mr. Eichler exercisable within 60 days after April 27, 2020, (iv) 19,791 shares of our common stock held by Teresa Eichler as custodian for Katherine Eichler UGMA NJ and beneficially owned by Mr. Eichler, of which Mr. Eichler has shared voting and investment power, (v) 10,000 shares held by trusts for which Mr. Eichler serves as the trustee, of which Mr. Eichler has sole voting and investment power, and (vi) 1,200 shares are held by Mr. Eichler as custodian for one of his minor children, of which Mr. Eichler has sole voting and investment power.

(4)

Consists of (i) 50,000 shares of common stock held directly by Dr. Iyer, (ii) 91,772 shares of common stock issuable upon the exercise of options held by Dr. Iyer exercisable within 60 days after April 27, 2020 and (iii) 431,250 shares of common stock held by a family trust in which Dr. Iyer is a trustee and shares voting and investment control.

(5)

Consists of (i) 90,400 shares held by Mr. Driscoll, (ii) 21,900 shares of common stock issuable upon the exercise of warrants held by Mr. Driscoll exercisable within 60 days after April 27, 2020 and (iii) 449,421 shares of common stock issuable upon the exercise of options held by Mr. Driscoll exercisable within 60 days after April 27, 2020.

(6)

Consists of (i) 17,482 shares held by Mr. Freve, (ii) 5,482 shares of common stock issuable upon the exercise of warrants held by Mr. Freve exercisable within 60 days after April 27, 2020 and (iii) 114,272 shares of common stock issuable upon the exercise of options held by Mr. Freve exercisable within 90 days after April 27, 2020. Mr. Freve resigned from the company effective as of April 24, 2020.

(7)

Consists of (i) 37,929 shares held by Mr. Arkowitz, (ii) 4,386 shares of common stock issuable upon the exercise of warrants held by Mr. Arkowitz exercisable within 60 days after April 27, 2020 and (iii) 33,375 shares of common stock issuable upon the exercise of options held by Mr. Arkowitz exercisable within 60 days after April 27, 2020.

(8)

Consists of (i) 42,363 shares held by Dr. Brady, (ii) 10,964 shares of common stock issuable upon the exercise of warrants held by Dr. Brady exercisable within 60 days after April 27, 2020 and (iii) 28,875 shares of common stock issuable upon the exercise of options held by Dr. Brady exercisable within 60 days of April 27, 2020.

(9)	Consists of (i) 37,476 shares held by Mr. Smith and (ii) 13,597 shares of common stock issuable upon the exercise of options held by Mr. Smith exercisable within 60 days of April 27, 2020.
(10)	Consists of (i) 32,476 shares held by Dr. Clackson and (ii) 15,125 shares of common stock issuable upon the exercise of options held by Dr. Clackson exercisable within 60 days of April 27, 2020.
(11)	Consists of 4,583 shares of common stock issuable upon the exercise of options held by Dr. Klein exercisable within 60 days of April 27, 2020.
(12)

See footnotes (3) through (11) above. Also includes (i) 55,500 shares of common stock issuable upon the exercise of options held by Garrett Winslow, our General Counsel, exercisable within 60 days of April 27, 2020, (ii) 7,169 shares held by Lori Firmani, our Vice President, Finance, and (iii) 16,750 shares of common stock issuable upon the exercise of options held by Ms. Firmani exercisable within 60 days of April 27, 2020.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our amended and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven (7) members, classified into three classes as follows: (1) Pamela Klein, M.D. and Timothy Clackson, Ph.D. constitute a class with a term ending at the 2022 annual meeting; (2) David Arkowitz and Kurt Eichler constitute a class with a term ending at the 2020 annual meeting; and (3) Todd Brady, M.D., Ph.D., Martin Driscoll and Scott Smith constitute a class with a term ending at the 2021 annual meeting.

On April 7, 2020, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate David Arkowitz and Kurt Eichler for election at the annual meeting for a term of three years to serve until the 2023 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Our restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

In selecting Board members, our Board may consider many factors, such as personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a Board member or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members; and diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience.

Set forth below are the names and ages (as of April 27, 2020) of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. In addition to the detailed information presented below for each of our directors, we also believe that each of our directors is qualified to serve on our Board and has the integrity, business acumen, knowledge and industry experience, diligence, freedom from conflicts of interest and the ability to act in the interests of our stockholders. There are no familial relationships among any of our directors, nominees for director or executive officers. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Positions
Martin Driscoll	61	President and Chief Executive Officer, Director
Scott Smith(1)(3)	58	Chairman of the Board
David Arkowitz(1)(2)	58	Director
Todd Brady, M.D., Ph.D.(3)(4)	48	Director
Timothy Clackson, Ph.D.(2)(4)	54	Director
Kurt Eichler(1)(2)	62	Director
Pamela Klein, M.D.(4)	58	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Science and Technology Committee

Nominees for Election as Class II Directors:

David Arkowitz has been a member of our Board of Directors since January 2014. Since May 2018, Mr. Arkowitz has served as the Chief Financial Officer and Treasurer of Flexion Therapeutics, Inc., a biotechnology company. Prior to that, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer of Visterra, Inc., which was acquired by Otsuka Pharmaceutical Co., Ltd., a biotechnology company, from September 2013 to May 2018. Prior to joining Visterra, he served as Chief Financial Officer and General Manager at Mascoma Corporation, which was acquired by Lallemand, Inc., a bioconversion company, from 2011 to 2013. From 2007 to 2011, Mr. Arkowitz was Executive Vice President, Chief Financial Officer and Chief Business Officer of AMAG Pharmaceuticals, a specialty pharmaceutical company. Prior to his tenure at AMAG, he served as Chief Financial Officer and Treasurer of Idenix Pharmaceuticals, Inc., which was acquired by Merck & Co., a biopharmaceutical company. Earlier in his career, he spent more than thirteen years at Merck & Co. including as Vice President and Controller of the U.S. Human Health division and as Controller of the Global Research and Development division. Mr. Arkowitz currently serves on the board of directors of Proteostasis Therapeutics, Inc., a publicly traded biotechnology company, and previously served on the board of directors of Aegerion Pharmaceuticals, Inc., also a publicly traded biotechnology company. Mr. Arkowitz has a BA in Mathematics from Brandeis University and an MBA in Finance from Columbia University Business School. We believe that Mr. Arkowitz is qualified to serve on our Board of Directors because he brings more than 20 years of finance and operations leadership experience in the healthcare, life sciences and biotechnology industries.

Kurt M. Eichler has been a member of our Board of Directors since July 2015. Since his retirement from LCOR, Inc., a private real estate investment and development company specializing in complex urban development, in October 2013, Mr. Eichler has been self-employed in several real estate related investment and development ventures. Mr. Eichler worked in several management and executive capacities at LCOR from 1982 through his retirement in 2013, after serving as a Principal most recently as Executive Vice President and Principal. From 1979 to 1982, Mr. Eichler worked at Merrill Lynch Hubbard Inc. in the Real Estate Debt and Equity Finance Group. Mr. Eichler previously served on the board of directors of two public companies, Dara Biosciences, Inc. and MiMedx Group, Inc. Mr. Eichler holds a BS in Business Administration from the University of Wyoming. We believe that Mr. Eichler is qualified to serve on our Board of Directors because he brings decades of business, operational and board of director experience, including 31 years at LCOR and service on the board of several biotechnology start-up companies.

Directors Continuing in Office:

Class I Directors

Timothy Clackson, Ph.D. has been a member of our Board of Directors since March 2018. From May 2018 to present, Dr. Clackson has served as President and Executive Vice President of Research and Development of Xilio Therapeutics, a privately traded biotechnology company. From June 2010 to May 2017, Dr. Clackson served as president of research and development at ARIAD Pharmaceuticals, Inc. until its acquisition by Takeda. Prior to that, Dr. Clackson served as ARIAD’s senior vice president and chief scientific officer. Dr. Clackson was a postdoctoral fellow at Genentech, Inc. from 1991 to 1994 prior to his joining ARIAD Pharmaceuticals, Inc. in December 1994. Dr. Clackson currently serves on the board of directors of MassBio and a privately traded biotechnology company. He received a B.A. in biochemistry from the University of Oxford, and a Ph.D. in biology from the University of Cambridge. We believe that Dr. Clackson is qualified to serve on our Board of Directors because of his decades of experience in the biotechnology industry, including his specific experience as president of research and development and chief scientific officer of ARIAD Pharmaceuticals, Inc.

Pamela Klein, M.D. has served as a member of our Board of Directors since July 2019. Dr. Klein is a principal and founder of PMK BioResearch, which offers strategic consulting in oncology drug development to corporate boards, management teams and the investment community, a position she has held since 2008. From 2009-2011, she served as Chief Medical Officer of Intellikine, which was acquired by Takeda. Previously, Dr. Klein spent seven years at the National Cancer Institute as Research Director of the NCI-Navy Breast Care Center, after which she joined Genentech in 2001. While at Genentech, she held roles of increasing responsibility including Vice President, Development. Dr. Klein currently serves as a member of various scientific advisory boards and also serves on the board of directors of argenx SE and I-Mab Biopharma, both publicly traded biotechnology companies. Dr. Klein is also a board member of Patrys Limited, a biotechnology company located in Australia.  Dr. Klein holds a B.A. in biology from California State University and an M.D. from Stritch School of Medicine, Loyola University Chicago, and is trained in internal medicine and medical oncology. We believe that Dr. Klein is qualified to serve on our Board of Directors because of her decades of experience with drug development and biotechnology companies.

Class III Directors

Todd Brady, M.D., Ph.D., has been a member of our Board of Directors since July 2016. He currently serves as Chief Executive Officer, President, and Director of Aldeyra Therapeutics, Inc., a publicly traded biotechnology company focused on the development of novel drugs for the treatment of immune-mediated diseases. Dr. Brady was appointed President and Chief Executive Officer of Aldeyra Therapeutics in 2012, having been a member of the board of directors since 2005. Dr. Brady also served as Entrepreneur in Residence at Domain Associates, LLC, a healthcare venture capital firm, where he was a Principal from 2004 to 2013. Dr. Brady also currently serves on the board of directors of Evoke Pharma, Inc., a publicly traded specialty pharmaceutical company, and has previously served on the board of directors of Oncobiologics, Inc. and numerous privately traded biotechnology companies. Dr. Brady holds a Ph.D. in pathology from Duke University Graduate School, a M.D. from Duke University Medical School, and an A.B. in Philosophy and Psychology from Dartmouth College. We believe that Dr. Brady is qualified to serve on our Board of Directors because of his board of directors’ experience at other biotechnology companies, as well as his leadership experience in healthcare operations, investing, and research, including his specific experience as president and chief executive officer of Aldeyra Therapeutics, Inc.

Martin Driscoll has been our President, Chief Executive Officer and Director since August 2015. In September 2015, Mr. Driscoll was appointed Chairman of our Board of Directors, a position he held until Mr. Smith’s appointment to that position on January 1, 2019. From October 2010 until July 2015, he served as CEO of Asmacure Ltée, a venture-backed clinical-stage biopharmaceutical company, which was acquired by a privately held Canadian life sciences company in July 2015. Prior to Asmacure, from 2008 until 2010, Mr. Driscoll was the Chief Executive Officer and a director of Javelin Pharmaceuticals, Inc., a publicly traded developer of acute care pain products that was acquired in 2010 by Hospira, Inc. Prior to that, he served in various senior management roles at Schering-Plough Corporation, ViroPharma, Inc. and Reliant Pharmaceuticals, Inc. In 2007, Mr. Driscoll co-founded Pear Tree Pharmaceuticals, Inc., a privately held developer of women’s healthcare products. Mr. Driscoll does not currently serve on the board of directors of any publicly traded company, but he previously served on the board of directors of Javelin Pharmaceuticals, Inc., Genta, Inc. and MetaStat, Inc., all of which are or were publicly traded biotechnology companies. Mr. Driscoll holds a B.Sc. in communications from the University of Texas at Austin. We believe that Mr. Driscoll is qualified to serve on our Board of Directors because of his service as our President and Chief Executive Officer and his experience in the biotechnology industry.

Scott Smith has been a member of our Board of Directors since August 2018 and was appointed as chairman of our Board of Directors effective January 1, 2019. Mr. Smith is currently the President of Bioatla, LLC, a privately held biotechnology company. Mr. Smith previously served as president and chief operating officer at Celgene Corporation from April 2017 to April 2018. From 2010 through April 2017, Mr. Smith served as an executive vice president and president of Inflammation & Immunology at Celgene. Prior to joining Celgene in 2008, Mr. Smith was a vice president & general manager and head of strategic marketing and business analysis at Biovail Pharmaceuticals, Inc. Mr. Smith currently serves on the board of directors of Titan Pharmaceuticals, a publicly traded biotechnology company, and other privately traded biotechnology companies. He received his B.S. degree in Chemistry and Biology and his Honors B.S. degree in Toxicology and Pharmacology from the University of Western Ontario and his Master’s degree in International Management from the American Graduate School of International Management in Glendale, AZ. We believe that Mr. Smith is qualified to serve on our Board of Directors because of his career involving the development of successful biopharmaceutical franchises and his biotechnology expertise drawn from his experiences at Celgene.

Director Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independent for purposes of Rule 10C-1, a board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has reviewed the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, and the materiality of any relationship that each of our directors has with Spring Bank, our

Board of Directors has determined that each of our directors, with the exception of Martin Driscoll, is an “independent director” as defined under Rule 5606(a)(2) of the Nasdaq Listing Rules. Thus, our Board of Directors has determined that each of David Arkowitz, Todd Brady, MD., Ph.D., Timothy Clackson, Ph.D., Kurt M. Eichler, Pamela Klein, MD. and Scott Smith are each independent. Our Board of Directors determined that David Arkowitz, Kurt Eichler and Scott Smith, who comprise our Audit Committee, and Kurt Eichler, Timothy Clackson, Ph.D., and David Arkowitz, who comprise our Compensation Committee, satisfy the applicable independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Directors, Committees and Meetings

During the fiscal year ended December 31, 2019 there were nine meetings of our Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during the year ended December 31, 2019. The non-employee directors met in executive session during each of the regularly scheduled Board of Directors meeting during the year ended December 31, 2019.

Continuing directors and nominees for election as directors are strongly encouraged to attend each annual meeting of stockholders. All of our directors that were then serving on our Board of Directors attended our annual meeting of stockholders held in 2019.

We have established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee. Each of these committees operates under a charter that has been approved by our Board of Directors and satisfies any applicable rules and regulations of the SEC and the applicable listing standards of the Nasdaq Stock Market. A copy of each charter can be found under the “Investors & Media – Corporate Governance” section of our website at www.springbankpharm.com. Members will serve on these committees until their resignation or as otherwise determined by our Board of Directors.

Audit Committee

Messrs. Arkowitz, Eichler and Smith, each of whom is a non-employee member of our Board of Directors, comprise our Audit Committee. Mr. Arkowitz is the chair of our Audit Committee. Our Board of Directors has determined that Messrs. Arkowitz, Eichler and Smith satisfy the requirements for independence under Rule 10A-3 promulgated under the Exchange Act. Our Board of Directors has determined that Mr. Arkowitz qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of the Nasdaq Stock Market. Our Audit Committee held four meetings during 2019. The Audit Committee is responsible for, among other things:

•	appointing, overseeing, and if need be, terminating any independent auditor;
•	assessing the qualification, performance and independence of our independent auditor;
•	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;
•	reviewing our financial statements and related disclosures;
•	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;
•	reviewing our overall risk management framework;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;
•	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;
•	reviewing and approving related person transactions; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Please also see the Report of Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

Messrs. Arkowitz and Eichler and Dr. Clackson, each of whom is a non-employee member of our Board of Directors, comprise our Compensation Committee. Mr. Eichler is the chair of our Compensation Committee. Our Board of Directors has determined that

Messrs. Arkowitz and Eichler and Dr. Clackson meet the requirements for independence under the rules of the Nasdaq Stock Market and the Exchange Act. Our Compensation Committee held three meetings during 2019. The Compensation Committee is responsible for, among other things:

•	reviewing the elements and amount of total compensation for all executive officers;
•	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the Board;
•	reviewing and approving any changes in the compensation for executive officers, other than our chief executive officer;
•	administering our equity compensation plans;
•	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and
•	preparing the compensation committee report that the SEC will require in our annual proxy statement, if applicable.

The Compensation Committee has adopted processes and procedures that the Compensation Committee considers in the determination of executive compensation, as described in “Executive and Director Compensation – Executive Compensation – Narrative Disclosure to Summary Compensation Table” below.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged Radford, Aon Hewitt, a business unit of Aon plc, as its independent compensation consultant. Radford provides analysis and recommendations to the Compensation Committee regarding:

•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation programs for our executive officers, directors and employees; and
•	stock utilization and related metrics.

Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services.  When requested, Radford consultants attend meetings of the Compensation Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. Radford reports to the Compensation Committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the Compensation Committee considered the independence of Radford, taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford's total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the Compensation Committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The Compensation Committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Nominating and Corporate Governance Committee

Dr. Brady and Mr. Smith comprise our Nominating and Corporate Governance Committee. Our Board of Directors has determined that Dr. Brady and Mr. Smith meet the requirements for independence under the rules of the Nasdaq Stock Market. Dr. Brady is the chair of our Nominating and Corporate Governance committee. Our Nominating and Corporate Governance Committee held three meetings during 2019. The Nominating and Corporate Governance committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our Board of Directors and its committees;
•	identifying, recruiting and nominating director candidates to the Board if and when necessary;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and
•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the Audit Committee.

Science and Technology Committee

The Science and Technology Committee is composed of three directors: Drs. Brady, Clackson and Klein, with Dr. Clackson serving as chair of the committee. Dr. Iyer, as our Chief Scientific Officer, serves as an ex-officio member of the Science and Technology Committee. The Science and Technology Committee met twice during 2019. The Science and Technology Committee is responsible for, among other things:

•	reviewing, evaluating, and advising our Board of Directors and management regarding the long-term strategic goals and objectives and the quality and direction of our research and development programs;
•	monitoring and evaluating trends in research and development, and recommending to our Board of Directors and our management emerging technologies for building our technological strength;
•	reviewing and considering our management’s decisions regarding the allocation, deployment, utilization of, and investment in our scientific assets;
•	advising our Board of Directors and management on the scientific aspects of potential business development transactions; and
•	reviewing other topics as delegated by the Board of Directors from time to time.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board of Directors’ business, provide that:

•	our Board of Directors’ principal responsibility is to oversee the management of the Company;
•	a majority of the members of our Board of Directors shall be independent directors;
•	the independent directors meet at least twice a year in executive session;
•	directors have full and free access to officers and employees;
•	the Board and each committee of the Board have the power to hire and consult with independent advisors;
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	at least annually, the Nominating and Corporate Governance committee shall oversee a self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively.

Director Nomination Process

The process followed by our Nominating and Corporate Governance committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board of Directors.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance committee applies the criteria set forth in our corporate governance guidelines. Consistent with these criteria, our Nominating and Corporate Governance committee expects every nominee to have the following attributes or characteristics: integrity, business acumen, good judgment, and a commitment to understand our business and industry. We also value experience on other public company boards of directors and board committees.

The biography for each of the director nominees included herein indicates each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance committee and our Board of Directors to conclude each such director should continue to serve as a director of our Company. Our Nominating and Corporate Governance committee and our Board of Directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board of Directors as a whole.

Our Nominating and Corporate Governance committee does not have a policy (formal or informal) with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the committee also takes into consideration the value of diversity (with respect to gender, race, national origin and other factors) of our Board members. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals to our Nominating and Corporate Governance committee for consideration as potential director candidates by following the procedures described in our amended and restated bylaws, including submitting the names of director candidates, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our amended and restated bylaws. Such recommendations shall be sent to Corporate Secretary, Spring Bank Pharmaceuticals, Inc., 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts 01748. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or our Board of Directors, by following the procedures set forth under the heading “Stockholder Proposals and Nominations for Director” in this proxy statement.

Board Leadership Structure

Our corporate governance guidelines do not provide that we are required to have any specific board structure, and our Board of Directors is given the flexibility to select its chairman and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of chairman and the chief executive officer may be filled by either one individual or two individuals. As of January 1, 2019, our Board of Directors separated the positions of chairman and chief executive officer such that Mr. Smith holds the position of Chairman of our Board of Directors and Mr. Driscoll remains our President and Chief Executive Officer.

Mr. Smith has authority, among other things, to call and preside over meetings of our Board of Directors, including executive sessions of our non-employee independent directors, to set meeting agendas and to determine materials to be distributed to our Board of Directors. Accordingly, our chairman has substantial ability to shape the work of the Board of Directors. Our Board of Directors believes that this structure serves the interests of our stockholders because it allows our Chief Executive Officer to focus primarily on our business strategy and operations and most effectively leverages the experience of the Chairman. The separation of these positions also reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, the Board of Directors believes having an independent chairman can create an environment that is more conducive to objective evaluation and oversight of management’s performance, potentially increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, our Board of Directors believes having an independent chairman can enhance the effectiveness of our Board of Directors as a whole.

Communications from Stockholders

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of our Nominating and Corporate Governance Committee, with the advice and assistance from our legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to Board of Directors, Spring Bank Pharmaceuticals, 35 Parkwood Drive, Suite 210, Hopkinton, Massachusetts 01748 or by email at board@springbankpharm.com.

Stockholder Engagement

Senior management regularly engages with our stockholders at industry conferences and investor meetings. In response to feedback gained through these meetings, we remain focused on delivering on our growth strategy, and we continue to enhance the transparency and disclosure of our financial, operational and governance performance.

Our senior management team keeps the Board regularly updated on the views of stockholders and provides reports from financial and other advisers concerning institutional stockholder feedback.

Oversight of Risk

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance committee oversees risk management activities relating to Board of Directors composition and management succession planning. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities, as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.

Our Compensation Committee has discussed the concept of risk as it relates to our compensation programs, including our executive compensation program. Our Compensation Committee believes that our compensation programs do not encourage excessive or inappropriate risk taking and that any risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. Our Compensation Committee believes that any such risks are mitigated by:

•

The balanced mix of pay components including base salary, annual cash bonuses and, for most of our employees, equity awards that vest over multiple years and are intended to motivate employees to take a long-term view of our business; and

•

The structure of our annual cash incentive bonus program, which is based on (i) multiple performance measures to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and our other executive and senior financial officers. The full text of our code of business conduct and ethics is available on the “Investors & Media – Corporate Governance” page on our website. We intend to post any amendment to our code of business conduct and ethics, and any waivers of such code for directors and executive officers, on our website and will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

Hedging and Pledging Policy

Under our Insider Trading Policy, directors and executive officers are prohibited from (1) selling our securities “short” at any time, (2) buying or selling puts, calls or similar instruments on our securities and (3) engaging in any other hedging transactions with respect to our securities. Directors and executive officers may not hold our stock in a margin account. In addition, unless the transaction has been approved by our Audit Committee, directors and executive officers may not at any time pledge our stock as collateral for a loan.

Executive Officers

The following table sets forth certain information regarding our executive officers. All executive officers are at-will employees.

* Mr. Driscoll is a member of our Board of Directors. See “Management and Corporate Governance – The Board of Directors” for more information about Mr. Driscoll.

Name	Age	Positions
Martin Driscoll	61	President and Chief Executive Officer
Lori Firmani	47	Vice President of Finance and Treasurer
R. P. "Kris" Iyer, Ph.D.	71	Chief Scientific Officer
Garrett Winslow	41	General Counsel and Secretary

Lori Firmani joined us in January 2016 as our Corporate Controller and has served as our Vice President, Finance since January 2020. From June 2015 to January 2016, she served as the Controller of Genzyme External Manufacturing of Sanofi Genzyme., a biotechnology company. Prior to Sanofi Genzyme, Ms. Firmani was the Senior Manager of Product Costing and Financial Planning & Analysis of AstraZeneca Pharmaceuticals, Inc., a biopharmaceutical company, from March 2004 to June 2011. Ms. Firmani served as the Assistant Controller of the Medical Business Unit of Planar Systems, Inc., a medical device company that manufactures diagnostic imaging equipment, from July 2002 to March 2004. Ms. Firmani began her career at Deloitte and Grant Thornton LLP, where she worked in the audit and financial advisory services practices. Ms. Firmani is a certified public accountant in the Commonwealth of Massachusetts and holds an MBA from Babson College and a BS in Accounting from the State University of New York at Geneseo.

R. P. “Kris” Iyer, Ph.D. is one of our founders and has been our Chief Scientific Officer since our inception in 2002. Dr. Iyer was a member of our Board of Directors from 2002 to July 2019. Dr. Iyer was co-founder and VP of Discovery at Origenix Technologies, Inc., a clinical-stage biotech company, from 1998 to 2002. From 1993 to 1998, Dr. Iyer was a Senior Scientist and Associate Director of the Discovery Group at Hybridon, Inc. (now known as Idera Pharmaceuticals, Inc.). Previously, Dr. Iyer was a Professor of Medicinal Chemistry at the University of Bombay, a Visiting Scientist at the University of Texas, M. D. Anderson Cancer Center and a Visiting Scientist at the Center for Biologics Evaluation and Research at FDA/NIH. Dr. Iyer received his BS, with honors, in chemistry and physics, his BS degrees in the Technology of Pharmaceuticals and Fine Chemicals and his MS in Medicinal and Pharmaceutical Chemistry from the University of Bombay. He received a Ph.D. degree in Pharmaceutical Sciences from the University of the Pacific in Stockton, California and carried out postdoctoral work at the Oak Ridge National Laboratory and at Johns Hopkins University.

Garrett Winslow, Esq. joined us in January 2017 as our Vice President, Legal, and has served as our General Counsel since January 2018. Prior to joining Spring Bank, he was a member in the Corporate and Securities group at the Boston office of Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. Mr. Winslow received his Masters in Taxation from Boston University Law School, J.D. from Suffolk University Law School and B.A. degree in Business Administration from the University of Washington.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation

This section discusses material components of our executive compensation program for the following individuals, each of whom is one of our “named executive officers” for 2019:

•	Martin Driscoll, our president and chief executive officer;
•	R. P. "Kris" Iyer, Ph.D., our chief scientific officer; and
•	Jonathan Freve, our former chief financial officer.

2019 Summary Compensation Table

The following table provides information regarding the compensation paid or accrued to each of our named executive officers for the fiscal years ended December 31, 2018 and December 31, 2019. Our named executive officers include our principal executive officer and our two next most highly compensated executive officers who were serving as executive officers as of December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Martin Driscoll
President and Chief Executive Officer	2019	$495,000	$61,875	$364,334	$505,416	$11,200	$1,437,825
	2018	$450,000	$157,500	$689,153	—	$11,000	$1,307,653
R. P. "Kris" Iyer, Ph.D.
Chief Scientific Officer	2019	$378,000	$62,843	$327,900	$105,565	$11,200	$885,508
	2018	$360,000	$88,200	$344,577	—	$11,000	$803,777
Jonathan Freve(5)
Former Chief Financial Officer and Treasurer	2019	$363,000	$60,349	$364,334	$189,310	$11,200	$988,193
	2018	$330,000	$80,850	$232,589	—	$11,000	$654,439

(1)	The amounts for 2019 reflect discretionary bonuses paid in 2020 for performance during 2019. The amounts for 2018 reflect discretionary bonuses paid in 2019 for performance during 2018.

(2)

These amounts reflect the aggregate grant date fair value of option awards for fiscal years 2019 and 2018, respectively, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020.

(3)

These amounts reflect the aggregate grant date fair value of performance-based restricted stock unit awards for fiscal years 2019, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020.

(4)	Consists solely of employer matching contributions under our 401(k) plan.
(5)	Mr. Freve resigned from the company effective as of April 24, 2020.

Narrative Disclosure to Summary Compensation Table

Our Compensation Committee conducts an annual review and evaluation of all elements of our executive compensation program to determine whether our program is competitive with the companies with which we compete for executive talent and to ensure that the program effectively incentivizes management to build stockholder value. The Compensation Committee has engaged Radford, an Aon company, a national executive compensation consulting firm experienced in the development of executive compensation programs for the biopharmaceutical industry, to review and provide recommendations concerning all of the components of our executive compensation program. Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services for which they were engaged. Radford assists the Compensation Committee in defining the appropriate landscape of comparable companies for executive compensation levels and practices and in comparing our executive compensation program against those companies and the broader marketplace. Our Compensation Committee considers peer group and other industry compensation data along with the recommendations of our compensation consultant when making decisions related to executive compensation. Specifically, our Compensation Committee considers the competitiveness of our compensation program, internal perceptions of equity and individual performance and role of each executive when making compensation determinations. Our Compensation Committee, applying its judgment and discretion, uses the peer group data provided by Radford primarily to ensure that our executive compensation program and its constituent elements are and remain competitive in relation to our peer companies.

As a general philosophy, our Compensation Committee targets a higher percentile for equity incentive compensation compared to cash compensation (base salary and target bonus amount) based on the belief that equity incentives encourage retention of our executive officers and strongly align the interests of our executives with our stockholders and incentivize our executive officers to perform and therefore drive stockholder value. Our primary elements of executive compensation include base salary and annual bonus amounts, along with equity incentives, each of which is described in more detail below.

Base salary and annual bonus amounts. We pay base salaries to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our named executive officers. None of our executive officers are currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. All of our named executive officers are eligible to receive annual cash bonuses, at the discretion of our Board of Directors, which promote and reward our executives for the achievement of key strategic and business goals. We establish bonus targets based on a percentage of base salary for each of our executive officers and each year we approve a set of specified corporate and individual goals for our executive officers and conduct an annual performance review to determine the attainment of such goals. Executive officer bonuses are based on the achievement of these corporate and individual goals. Our Compensation Committee and Board of Directors make the final determination of the extent to which such goals were achieved and the final amount of such bonus awards.

In January 2020, our Compensation Committee determined to not increase any base salaries for our named executive officers. Accordingly, the annual base salaries for Mr. Driscoll, Dr. Iyer and Mr. Freve remained at $495,000, $378,000 and $363,000, respectively. For the 2019 bonus plan period covering the 12-month period beginning on January 1, 2019 and ending on December 31, 2019, our corporate goals were generally related to clinical, preclinical, operational and business development objectives and Mr. Driscoll, Dr. Iyer and Mr. Freve were eligible for performance bonuses of 50%, 35% and 35%, respectively, of their respective base salaries. Based on the Compensation Committee certifying the achievement of 47.5% of our 2019 goals, in January 2020, we awarded bonuses to Mr. Driscoll, Dr. Iyer and Mr. Freve of $61,875, $62,843 and $60,349, respectively, representing 25% of Mr. Driscoll’s target bonus and 47.5% of each of Dr. Iyer’s and Mr. Freve’s respective target bonuses.

In late 2019, Radford advised our Compensation Committee that the then outstanding long-term incentive awards held by our executive officers did not offer any retentive value because all of the then outstanding long-term incentive awards were significantly out-of-the money, and therefore did not accomplish the intended purpose of providing meaningful long-term incentive to our executive officers. In an effort to motivate and incentivize key employees, with the ultimate goal of driving retention of such key employees, and after considering the significant shift in focus of the Company’s clinical development program to a clinical asset at an earlier stage of development, the Compensation Committee approved the award of a one-time contingent retention bonus to each of Mr. Driscoll and Mr. Freve, payable only in the event that each named executive officer remained employed by us on December 15, 2020. Mr. Driscoll is eligible to receive a retention bonus equal to 25% of his target bonus, or $61,875, and Mr. Freve was eligible to receive a retention bonus equal to 52.5% of his target bonus, or $66,701. On April 7, 2020, Mr. Freve informed us of his resignation, effective April 24, 2020, to pursue an opportunity at another biotechnology development company. As such, Mr. Freve will not be entitled to receive the retention bonus.

Equity incentive grants. Our Compensation Committee believes that equity grants provide our executives with a strong link to our long-term performance, create a positive ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with time-based vesting promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. As noted above, in late 2019, Radford advised our Compensation Committee that the then outstanding long-term incentive awards held by our executive officers did not offer any retentive value. As a result, when making 2020 equity awards, our Compensation Committee considered the significant lack of long-term incentive value held by our executive officers under existing awards, and determined that driving retention of key employees should be a significant factor in the Company’s overall compensation program, particularly in light of the recent fluctuations in the price of the Company’s common stock and the transition in the Company’s clinical development program.

In January 2019, we granted stock options to our named executive officers and granted Mr. Driscoll, Dr. Iyer and Mr. Freve options to purchase 50,000, 45,000 and 50,000 shares of our common stock, respectively. All of these options have an exercise price of $10.35 per share. In addition, in January 2019, our Compensation Committee also approved granting performance-based restricted unit awards, or PSUs, to all employees at the Vice President level and above. The Compensation Committee approved these PSUs, referred to as the 2019 PSUs, as a new form of equity award as further incentive for management to achieve goals that the Compensation Committee believed could substantially increase the Company’s market value. As described further below, the 2019 PSUs have been terminated.

The 2019 PSUs were to vest solely based on the achievement of certain performance milestones, subject to confirmation of the achievement of those milestones by the Compensation Committee after December 31, 2020, and if such performance milestones are not achieved during the performance period, the 2019 PSUs will not vest and the awards will terminate. Each executive was required to be employed on the date of the Compensation Committee’s confirmation of the achievement of these milestones to have been eligible to receive the settlement of the PSUs. The vesting of 50% of the PSUs was subject to a relative total stockholder return metric, as compared to our peer group of companies, over the course of a two-year period (January 1, 2019 to December 31, 2020), provided that our share price must increase over that same period. The vesting of the remaining 50% of the PSUs was solely based on the achievement of certain clinical milestones relating to our hepatitis B virus (HBV) program to be achieved in 2019 and 2020. In the event of a change of control of the Company prior to any vesting date, the PSUs would have vested in full as of the date of such change of control. In January 2019, we granted 85,700 PSUs to Mr. Driscoll, 17,900 PSUs to Dr. Iyer and 32,100 PSUs to Mr. Freve. In January 2020, we announced that we were discontinuing development of our HBV program. As a result of this change in corporate direction described above, we and the recipients of the 2019 PSUs agreed to terminate the 2019 PSU awards.

While the Summary Compensation Table shown above references the aggregate grant date fair market value of both the 2019 option awards and PSUs, as required by and in accordance with FASB ASC Topic 718, our Compensation Committee believes that in fact these awards represent only nominal value to our executive officers as a result of the significant decline in our stock price and the lack of ability for the Company to achieve the defined clinical milestones under the 2019 PSUs relating to our discontinued HBV development program.

In March 2020, in light of the fact that all outstanding equity awards held by executive officers were significantly out-of-the-money and did not offer meaningful long-term incentive to executive officers, the Compensation Committee determined to grant stock options and restricted stock units, or RSUs, to our named executive officers. The Compensation Committee believes these grants, as well as the PSU grants described below, are important as a means of retaining senior executives during a time of transition in the Company’s clinical development program. Mr. Driscoll received options to purchase 40,000 shares of our common stock and 40,000 RSUs, Dr. Iyer received options to purchase 20,000 shares of our common stock and 20,000 RSUs, and Mr. Freve received options to purchase 25,000 shares of our common stock and 25,000 RSUs. All of these options have an exercise price of $1.41 per share.

In addition, following the cancellation of the 2019 PSUs, in April 2020, our Compensation Committee approved a new PSU program for all employees at the Vice President level and above. These PSUs, referred to as the 2020 PSUs, were granted on terms substantially similar to the 2019 PSUs, except that all 2020 PSUs will vest solely based on the achievement of certain clinical milestones relating to our STING agonist and STING antagonist programs to be achieved in 2020 and 2021, subject to confirmation of the achievement of those milestones by the Compensation Committee after December 31, 2021. If such performance milestones are not achieved during the performance period, the 2020 PSUs will not vest and the awards will terminate. In April 2020, we granted 60,000 2020 PSUs to Mr. Driscoll and 50,000 2020 PSUs to Dr. Iyer.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2019:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Martin Driscoll	295,047(1)	—	$12.88	8/16/2025	—	—
President and	19,583(2)	417	10.97	5/18/2026	—	—
Chief Executive	58,333(3)	21,667	7.66	2/9/2027	—	—
Officer	38,333(4)	41,667	12.10	1/15/2028	—	—
	—(5)	50,000	10.35	1/24/2029	64,275	$101,555
R. P. "Kris" Iyer, Ph.D.	12,500(6)	—	$9.28	3/30/2025	—	—
Chief Scientific	4,896(2)	104	10.97	5/18/2026	—	—
Officer	29,167(3)	10,833	7.66	2/9/2027	—	—
	19,167(4)	20,833	12.10	1/15/2028	—	—
	—(5)	45,000	10.35	1/24/2029	13,425	$21,212
Jonathan Freve	37,500(6)	—	$9.28	3/30/2025	—	—
Former Chief	12,500(7)	—	11.68	7/30/2025	—	—
Financial Officer	16,851(2)	358	10.97	5/18/2026	—	—
and Treasurer	14,583(3)	5,417	7.66	2/9/2027	—	—
	12,938(4)	14,062	12.10	1/15/2028	—	—
	—(5)	50,000	10.35	1/24/2029	24,075	$38,039

(1)	This option was granted on August 17, 2015 and vested as to 73,761 shares on August 17, 2016, with the remaining shares vesting in equal monthly installments thereafter through August 17, 2019.
(2)	This option was granted on May 19, 2016 and vested as to 25% of the shares on January 1, 2017, with the remaining shares vesting in equal monthly installments thereafter through January 1, 2020.
(3)	This option was granted on February 9, 2017 and vested as to 25% of the shares on January 1, 2018, with the remaining shares vesting in equal monthly installments thereafter through January 1, 2021.
(4)	This option was granted on January 16, 2018 and vested as to 25% of the shares on January 16, 2019, with the remaining shares vesting in equal monthly installments thereafter through January 16, 2022.
(5)	This option was granted on January 24, 2019 and vested as to 25% of the shares on January 24, 2020, with the remaining shares vesting in equal monthly installments thereafter through January 24, 2023.
(6)	This option was granted on March 31, 2015 and vested as to 25% of the shares on January 1, 2016, with the remaining shares vesting in equal monthly installments thereafter through January 1, 2019.
(7)	This option was granted on July 30, 2015 and vested as to 3,125 shares on July 1, 2016, with the remaining shares vesting in equal monthly installments thereafter through July 1, 2019.
(8)

These performance stock unit (PSU) awards were granted on January 24, 2019. The vesting of 50% of the PSUs was subject to a relative total stockholder return metric and the vesting of the remaining 50% of the PSUs was based on the achievement of certain clinical milestones relating to our hepatitis B virus (HBV) program to be achieved in 2019 and 2020. We and the recipients of these PSUs agreed to terminate these awards in March 2020 following our announcement that we were discontinuing development of our HBV program. As a result, these awards are no longer outstanding. See “—Narrative Disclosure to Summary Compensation Table” for additional information on these PSU awards.

Other Elements of Compensation

401(k) Plan. We maintain a 401(k) defined contribution plan for substantially all of our employees. Eligible employees may make pretax contributions to the 401(k) plan up to statutory limits. At the election of our Board of Directors, we may elect to match employee contributions. For the years ended December 31, 2019 and December 31, 2018, we paid a 4% match contribution, up to a maximum of $11,200 and $11,000, respectively.

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical and dental benefits; medical and dependent care flexible spending accounts; and short- and long-term disability insurance.

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Executive Officer Employment Agreements, Severance and Change in Control Arrangements

Martin Driscoll

We entered into an employment agreement with Mr. Driscoll, our chief executive officer, on August 7, 2015. The employment agreement establishes Mr. Driscoll’s title as our president and chief executive officer, his base salary, his eligibility to receive an annual bonus based on a designated percentage of his base salary, and his eligibility to receive employee benefits that are generally made available to all employees. The employment agreement also provides for certain benefits upon termination of his employment under specified conditions. Pursuant to his employment agreement, we granted Mr. Driscoll an option to purchase 295,047 shares of our common stock at an exercise price of $12.88 per share pursuant to our 2014 Stock Incentive Plan, or the 2014 Plan. The option vests, subject to his continued employment with us, as follows: 73,761 shares on August 17, 2016 and the balance of the shares in thirty-six (36) equal monthly installments thereafter. Mr. Driscoll’s options are no longer subject to acceleration upon a single trigger change in control of our Company.

Mr. Driscoll’s employment with us is “at will”, and either Mr. Driscoll or we may terminate the employment relationship at any time, with or without notice. In the event that Mr. Driscoll’s employment is terminated by us without cause or by Mr. Driscoll for good reason (each as defined in the employment agreement), subject to Mr. Driscoll’s execution of a release, we have agreed to continue to pay Mr. Driscoll his then-current base salary for a period of 12 months and to pay COBRA continuation premiums on his behalf for medical and dental benefits to him and covered members of his family for a period of up to 12 months.

R. P. "Kris" Iyer, Ph.D.

We entered into an employment agreement with Dr. Iyer, our chief scientific officer, in December 2015. The employment agreement establishes Dr. Iyer’s title as our chief scientific officer, his base salary, his eligibility to receive an annual bonus based on a designated percentage of his base salary, and his eligibility to receive employee benefits that are generally made available to all employees. The employment agreement also provides for certain benefits upon termination of his employment under specified conditions.

Dr. Iyer’s employment with us is “at will”, and either Dr. Iyer or we may terminate the employment relationship at any time, with or without notice. In the event that Dr. Iyer’s employment is terminated by us without cause or by Dr. Iyer for good reason (each as defined in the employment agreement), subject to Dr. Iyer’s execution of a release, we have agreed to continue to pay Dr. Iyer his then-current base salary for a period of 12 months plus the pro rata portion of any bonus earned pursuant to his employment agreement for the portion of the year during which he was employed by the Company. Under such circumstances we have agreed to also provide medical and dental benefits to him and covered members of his family for a period of up to 12 months and accelerate the vesting of all stock options held by Dr. Iyer as of the date of termination. In the event that Dr. Iyer’s employment is terminated by us without cause or by Dr. Iyer for good reason within two years of a change in control (as defined in the employment agreement) of our Company, we have agreed to pay, in lieu of the salary and bonus payments stated above, a lump sum payment equal to 12 months of his then-current base salary plus the pro rata portion of any bonus earned pursuant to his employment agreement for the portion of the year during which he was employed by the Company.

Jonathan Freve

We entered into an employment agreement with Mr. Freve, our chief financial officer, in December 2015. The employment agreement establishes Mr. Freve’s title as our chief financial officer, his base salary, his eligibility to receive an annual bonus based on a designated percentage of his base salary, and his eligibility to receive employee benefits that are generally made available to all employees. The employment agreement also provides for certain benefits upon termination of his employment under specified conditions.

Mr. Freve’s employment with us was “at will”, and either Mr. Freve or we could have terminated the employment relationship at any time, with or without notice. In the event that Mr. Freve’s employment was terminated by us without cause (as defined in the employment agreement), subject to Mr. Freve’s execution of a release, we agreed to continue to pay Mr. Freve his then-current base salary for a period of 12 months and to pay COBRA continuation premiums on his behalf for medical and dental benefits to him and covered members of his family for a period of up to 12 months. In addition, in the event that Mr. Freve’s employment was terminated by us without cause upon a change in control (as defined in the employment agreement), or within 12 months following a change in control of our Company, subject to Mr. Freve’s execution of a general release of potential claims against us, all stock options held as of the date of termination would have vested in full.

Mr. Freve resigned from the Company effective as of April 24, 2020.

Director Compensation

Our Board of Directors adopted a formal non-employee director compensation policy that became effective upon our initial public offering in May 2016 and which was amended most recently in January 2019 with the assistance of Radford in connection with the Compensation Committee’s engagement of Radford for the purposes of benchmarking our director compensation program and practices against those of our peers. This policy is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Under our non-employee director compensation program, we pay our non-employee directors annual retainers in cash. Each non-employee director receives an annual cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairmen of each committee receive higher annual retainers for such service. These fees are paid quarterly in arrears. The fees payable to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director was a member during fiscal year ended December 31, 2019 were as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$37,500	$67,500	(1)
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nomination and Corporate Governance Committee	$4,000	$8,000
Science and Technology Committee	$4,000	$8,000

(1)	The Chairman of our Board only receives a retainer for such service if he or she is a non-employee director.

Our non-employee director compensation program includes a stock-for-fees policy, under which directors have the right to elect to receive common stock in lieu of cash fees. These shares of common stock are issued under our Amended and Restated 2015 Stock Incentive Plan, or the 2015 Plan. The number of shares issued to participating directors is determined on a quarterly basis by dividing the cash fees to be paid through the issuance of common stock by the fair market value of our common stock, which is the closing price of our common stock on the last business day of the quarter in which the fees are earned.

Under our non-employee director compensation program, upon their initial election to the Board of Directors, new non-employee directors receive an initial option grant to purchase 15,000 shares of our common stock, which vests in equal monthly installments over a term of three years so long as such person continues to serve as a director, and all non-employee directors will receive an annual option grant to purchase 7,500 shares of our common stock, which vests in equal monthly installments over a term of one year so long as such person continues to serve as a director. The annual grants are made on the date of our annual meeting of stockholders. These options are granted under the 2015 Plan with exercise prices equal to the fair market value of our common stock, which is the closing price of our common stock, on the date of grant and will become immediately exercisable in full if there is a change in control of our Company.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board of Director and committee meetings.

2019 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Scott Smith	—	$79,000	$22,952	$101,952
David Arkowitz	—	57,500	22,952	80,452
Todd Brady, M.D., Ph.D.	—	49,500	22,952	72,452
Timothy Clackson, Ph.D.	—	50,500	22,952	73,452
Kurt Eichler	$55,000	—	22,952	77,952
Pamela Klein, M.D.(3)	19,735	—	45,904	65,639

(1)

Reflects payment of annual fees for Board and committee service from January 1 to December 31 in fully vested shares of our common stock. As of December 31, 2019, our non-employee directors did not hold any shares under outstanding stock awards.

(2)

These amounts reflect the aggregate grant date fair value of option awards in 2019 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020. As of December 31, 2019, Mr. Smith held options to purchase 18,500 shares of our common stock, Mr. Arkowitz held options to purchase 34,000 shares of our common stock, Dr. Brady held options to purchase 29,500 shares of our common stock, Dr. Clackson held options to purchase 18,500 shares of our common stock, Mr. Eichler held options to purchase 29,000 shares of our common and Dr. Klein held options to purchase 15,000 shares of our common stock.

(3)	Pamela Klein, M.D. was elected to the Board of Directors on July 10, 2019.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2019:

			(c)
Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	(b) Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(3)
Equity compensation plans approved by security holders(1)	1,672,315	$10.78	348,673
Equity compensation plans not approved by security holders(4)	90,000	11.30	—
Total	1,762,315	$10.80	348,673

(1)	These plans consist of our 2014 Plan and 2015 Plan.
(2)

Represents shares underlying outstanding stock options but does not include 139,350 performance share units granted to certain of our employees in January 2019, which were subsequently canceled in March 2020. See “Executive Officer and Director Compensation –Narrative Disclosure to Summary Compensation Table.”

(3)	Represents shares of common stock available for future issuance under our 2015 Plan.
(4)

Consists of two inducement grants: one issued to our vice president, nonclinical and translational research and one issued to our vice president, head of oncology and immunology, clinical development, each as new hire inducement option grants pursuant to Nasdaq Listing Rule 5635(c)(4). The inducement award for our vice president, nonclinical and translational research, which consisted of 50,000 options, vested as to 25% on January 9, 2019, with the remaining vesting monthly thereafter until January 2022, subject to the employee’s continued employment. The inducement award for our vice president, head of oncology and immunology, clinical development, which consisted of 40,000 options, vested as to 25% on February 19, 2020, with the remaining vesting monthly thereafter until February 2023, subject to the employee’s continued employment.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.springbankpharm.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of RSM US LLP. In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2019, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and RSM US LLP, our independent registered public accounting firm;
•	Discussed with RSM US LLP the matters required to be discussed in accordance with Auditing Standard No. 130 Communications with Audit Committees; and
•

Received written disclosures and the letter from RSM US LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee and the Audit Committee further discussed with RSM US LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and RSM US LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

By the Audit Committee of the Board of Directors of Spring Bank Pharmaceuticals, Inc.

David Arkowitz (Chairperson)
Kurt M. Eichler
Scott Smith

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following describes transactions since January 1, 2018 to which we have been a party and in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, or beneficial holders of more than 5% of our voting securities, or their affiliates or immediate family members, had or will have a direct or indirect material interest.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unrelated third parties. Compensation arrangements for our directors and named executive officers are described in “Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification of Officers and Directors

Our certificate of incorporation, as amended, provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provide, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer, as applicable, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Each of these indemnification agreements provides that in the event that we do not assume the defense of a claim against a director or officer, as applicable, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted written policies and procedures in compliance with Item 404 of Regulation S-K for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if the Audit Committee authorizes it after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members, classified into three (3) classes as follows: Pamela Klein, M.D. and Timothy Clackson, Ph.D. constitute the Class I directors with a term ending at the 2022 annual meeting; David Arkowitz and Kurt M. Eichler constitute the Class II directors with a term ending at the 2020 annual meeting; and Todd Brady, M.D., Ph.D., Martin Driscoll and Scott Smith constitute the Class III directors with a term ending at the 2021 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring.

On April 7, 2020, the Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate David Arkowitz and Kurt M. Eichler for election at the annual meeting for a term of three years to serve until the 2023 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class I directors (Timothy Clackson, Ph.D. and Pamela Klein, M.D.) and the Class III directors (Todd Brady, M.D., Ph.D., Martin Driscoll and Scott Smith) will serve until the annual meetings of stockholders to be held in 2022 and 2021, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of David Arkowitz and Kurt M. Eichler. Both nominees are current directors and have indicated a willingness to serve as a director, if re-elected. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.

Vote Required

The two nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DAVID ARKOWITZ AND KURT EICHLER AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

General

Our Board of Directors is requesting that our stockholders approve the adoption of an amendment to our Amended and Restated 2015 Stock Incentive Plan, or the 2015 Plan, which amendment was approved by the Board of Directors on April 7, 2020, and will become effective upon stockholder approval at the annual meeting. If this proposal is approved, 1,150,000 additional shares of our common stock will be reserved for issuance under the 2015 Plan.

As of March 31, 2020, options to purchase a total of 1,672,058 shares of our common stock were outstanding under our 2014 Plan and 2015 Plan and as a result of inducement awards to new hires, and 352,399 shares were available for future grants under the 2015 Plan. As of March 31, 2020, the weighted-average remaining contractual life of all outstanding options is 7.4 years and the weighted-average exercise price for all such options is $9.45 per share. In addition, 199,000 restricted stock unit awards (“RSUs”) were outstanding as of March 31, 2020.

As of March 31, 2020, the equity overhang, represented by (a) the sum of all outstanding stock options and RSUs under our 2014 Plan and 2015 Plan, as well as all inducement new hire awards, plus the number of shares available for issuance pursuant to future awards under the 2015 Plan, as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of March 31, 2020, plus (ii) shares of common stock underlying outstanding warrants as of March 31, 2020 and (iii) the number of shares described in clause (a) above, was 10.7%. If the amendment to the 2015 Plan is approved by stockholders, the equity overhang would be 15.4%.

Burn rate measures our usage of shares for our stock plans as a percentage of our outstanding stock. Our Board of Directors has considered our historical annual burn rate in granting awards under the 2014 Plan and the 2015 Plan and believes that our annual burn rate is reasonable for a development stage company that is prudently planning for success and the delivery of stockholder value. For 2019, 2018 and 2017, our burn rate was 3.4%, 2.5% and 2.6%, respectively. These rates were calculated by dividing the number of shares subject to all new hire and annual awards granted during the fiscal year (net of forfeitures and cancellations) by the weighted average number of shares outstanding during the fiscal year.

The 2015 Plan, as approved by stockholders in June 2018, includes the following provisions:

•

No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any award or for payment of the exercise price or purchase price of any award under the 2015 Plan will not again become available for issuance under the 2015 Plan.

•

No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices or measurement prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

•

No Repricing without Stockholder Approval: At any time when the exercise price of a stock option or measurement price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or measurement price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

•

No Transferability: Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee. In no event shall any award be transferred for value.

•

Provide for a Minimum Vesting Period: Awards issued under the 2015 Plan will not vest prior to one year from the date of grant and any awards subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year, except (i) in the event of death or disability of a participant or pursuant to a change of control of the Company and (ii) awards may be granted to eligible participants having time-based vesting of less than one year from the date of grant so long as no more than 5% of the shares reserved for issuance under the 2015 Plan may be granted in the aggregate pursuant to such awards other than awards to non-employee directors paid in lieu of cash fees to be received for service on the Board or any committee thereof.

•

Treatment of Awards Upon a Reorganization Event. Upon a Reorganization Event, including a change of control, (i) awards may only be accelerated if the awards are not assumed by the successor company and (ii) performance awards will vest at the higher of actual achievement or pro rata based on target performance.

•

No Dividends: The 2015 Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

•

Limits on Director Grants: The 2015 Plan limits the number of shares to be granted to any non-employee director in any calendar year to the lesser of (i) 20,000 shares or (ii) an aggregate grant date fair value of $200,000 dollars except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on the Board or any committee thereof.

Reasons for Amendment of the 2015 Plan

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2015 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the 2015 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. The Board believes that the 352,399 of shares remaining available for future awards under the 2015 Plan (as of March 31, 2020) is not sufficient for our future granting needs. Our Board currently believes that if the amendment to the 2015 Plan is approved by stockholders, the shares available for issuance under the 2015 Plan will result in an adequate number of shares of common stock being available for future awards under the 2015 Plan for approximately two additional years following the current year.

The Plan is being submitted to you for approval at the annual meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the 2015 Plan is also required by the listing rules of The Nasdaq Stock Market.

The following is a brief summary of the 2015 Plan including the amendment that will become effective upon stockholder approval at the annual meeting. This summary is qualified in its entirety by reference to the text of the 2015 Plan, a copy of which is filed as Exhibit 10.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, along with the proposed amendment attached as Appendix A to this proxy statement.

Summary of Material Features of the 2015 Plan.

Eligibility. The 2015 Plan allows us, under the direction of our Board or the Compensation Committee, to make grants of stock options, RSUs, restricted and unrestricted stock awards, stock appreciation rights and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2015 Plan. As of March 31, 2020, there were approximately 28 individuals eligible to participate in the 2015 Plan.

Shares Available for Issuance. As of March 31, 2020, 352,399 shares were available for future awards under the 2015 Plan. If our stockholders approve this proposal, an additional 1,150,000 shares would be available for future awards under the 2015 Plan. Generally, shares of common stock reserved for awards under the 2015 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards.

Plan Administration. In accordance with the terms of the 2015 Plan, our Board of Directors has authorized our Compensation Committee to administer the 2015 Plan. The Compensation Committee may delegate part of its authority and powers under the 2015 Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the 2015 Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;
•

the number of shares subject to each award provided that non-employee directors may not receive in any calendar year awards equal to more than the lesser of (i) 20,000 shares or (ii) an aggregate grant date fair value of $200,000 except for grants made pursuant to an election by a non-employee director to receive a grant of equity in lieu of cash for any cash fees to be received for service on the Board or any committee thereof;

•	the vesting provisions of each award, subject to minimum vesting provisions;
•	the termination or cancellation provisions applicable to awards; and
•	all other terms and conditions upon which each award may be granted in accordance with the 2015 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the 2015 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.

Stock Options. Stock options granted under the 2015 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability, but will not be exercisable if the termination of service was due to cause.

Stock Appreciation Rights. Stock appreciation rights are awards providing the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which the Company’s common stock price exceeds the measurement price on the exercise date. The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares or in cash, or any combination thereof, as the Compensation Committee may determine. The measurement price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than ten years. The Compensation Committee determines the number of stock appreciation rights granted and the terms and conditions as to when a stock appreciation right may be exercised.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares; but he or she may not sell the shares until the restrictions are lifted and dividends may accrue but shall not be paid prior to, and only to the extent that, the restrictions on the restricted shares lapse.

Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Compensation Committee and when the applicable restrictions lapse, the grantee shall be entitled to receive a payout in cash, shares or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the restricted stock unit award vests.

Other Stock-Based Awards. The 2015 Plan also authorizes the grant of other types of stock-based compensation that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock. Our Board of Directors or an authorized committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share of stock options and performance goals applicable to performance-based awards, if any, to reflect such subdivision, combination or stock dividend.

Reorganization Events. Upon a liquidation, merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2015 Plan, as to some or all outstanding awards:

•	provide that all outstanding awards shall be assumed or substituted by the successor corporation;
•	upon written notice to a participant provide that the participant’s unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant;
•	provide that all outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such transaction;
•

if the holders of our common stock will receive a cash payment for each share surrendered in the transaction, make or provide for a cash payment to the participants equal to the difference between the transaction price times the number of shares of our common stock subject to such vested awards, and the aggregate exercise or measurement price, if any, in exchange for the termination of such awards;
•	provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds.

Amendment and Termination. The 2015 Plan may be amended by our stockholders. It may also be amended by our Board of Directors or Compensation Committee, provided that any amendment approved by our Board of Directors or Compensation Committee which is of a scope that requires stockholder approval as required by (i) the rules of The Nasdaq Stock Market, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or (iii) for any other reason, is subject to obtaining such stockholder approval. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. In addition, other than in connection with stock dividends, stock splits, recapitalizations or reorganizations, the Board or Compensation Committee may not without stockholder approval reduce the exercise price of an option or measurement price of a stock appreciation right or cancel any outstanding option or stock appreciation right in exchange for a replacement award having a lower exercise or measurement price, or for any other equity award or for cash. In addition, the Compensation Committee may not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed, including any other action that is treated as a repricing under generally accepted accounting principles.

Duration of Plan. The 2015 Plan will expire by its terms on the tenth anniversary of the date that the stockholders approve the 2015 Plan.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2015 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2015 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights:

Stock appreciation rights ordinarily will not result in income to the grantee or deduction to us at the time of grant. The grantee will recognize compensation income at the time of exercise in an amount equal to the excess of the then value of the shares over the measurement price per share. Such compensation income may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the grantee’s compensation income. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Stock Grants:

With respect to stock grants under the 2015 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Miscellaneous

Other than the annual option grant to our non-employee directors to purchase 7,500 shares of our common stock, the amounts of future grants under the 2015 Plan are not determinable as awards under the 2015 Plan will be granted at the sole discretion of the Compensation Committee, or other delegated persons, and we cannot determine at this time either the persons who will receive awards under the 2015 Plan or the amount or types of any such awards.

Since the adoption of the 2015 Plan on June 18, 2018 through April 27, 2020, we have granted the following stock options and RSUs under the 2015 Plan to the following individuals and groups: Martin Driscoll (190,000); R. P “Kris” Iyer (135,000); Jonathan Freve (50,000); our current Executive Officers as a group (220,000); all directors who are not executive officers as a group (91,000); and all employees who are not executive officers as a group (532,000). On April 27, 2020, the closing market price per share of our common stock was $1.34 as reported by The Nasdaq Stock Market.

Vote Required

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required for the adoption of the amendment to the 2015 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of RSM US LLP, an independent registered public accounting firm, as independent auditors for the year ending December 31, 2020. RSM US LLP has served as our independent registered public accounting firm since November 2013. RSM US LLP was our independent registered public accounting firm for the year ended December 31, 2019. Although stockholder approval of our Audit Committee’s appointment of RSM US LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the 2020 annual meeting, our Audit Committee will reconsider whether to retain RSM US LLP. If the appointment of RSM US LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our Company and our stockholders.

Representatives of RSM US LLP are expected to be present at the 2020 annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

In deciding to appoint RSM US LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with RSM US LLP and concluded that RSM US LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2020.

Audit Fees and Services

Audit and other fees billed to us by RSM US LLP for the years ended December 31, 2019 and 2018 are as follows:

	2019	2018
Audit Fees(1)	$312,025	$314,050
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees for Services Provided	$312,025	$314,050

(1)

Audit fees include fees billed for professional services performed by RSM US LLP for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering.

(2)

Audit-related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no audit-related fees for the years ended December 31, 2019 or 2018.

(3)

Tax fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no tax fees for the years ended December 31, 2019 or 2018.

(4)	All other fees include fees billed for other services rendered not included within audit fees, audit-related fees or tax fees. There were no other fees for the years ended December 31, 2019 or 2018.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, RSM US LLP. The policy requires that all services to be provided RSM US LLP, including audit services and permitted audit-related and non-audit services, must be by preapproved by the audit committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Board of Directors has preapproved all audit and non-audit services provided by RSM US LLP since the adoption of such policy. Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

Vote Required

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2021 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 30, 2020, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, for proposals to be considered for presentation at our 2021 annual meeting of stockholders, although not included in the proxy statement (including nominations that are not requested to be included in our proxy statement), our amended and restated bylaws require that notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2021 annual meeting of stockholders, such a proposal must be received by us no earlier than February 24, 2021 and no later than March 26, 2021 or it will be considered untimely. However, if the date of the 2021 annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary date of our 2020 annual meeting, notice must be received no earlier than 120 calendar days prior to such annual meeting and no later than the close of business on the later of (i) 90 days prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such annual meeting was first made, whichever first occurs. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2021 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

Spring Bank Pharmaceuticals, Inc.

35 Parkwood Drive, Suite 210

Hopkinton, Massachusetts 01748

Attention: Corporate Secretary

Hopkinton, Massachusetts

April 29, 2020

APPENDIX A – AMENDMENT NO. 1 TO AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

SPRING BANK PHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

In accordance with those certain resolutions adopted by the Board of Directors and Stockholders of Spring Bank Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Amended and Restated 2015 Equity Incentive Plan (the “Plan”) of the Corporation is hereby amended as follows:

1.Section 4.(a)(1) of the Plan is hereby amended to increase the number of shares reserved for issuance under the Plan by deleting the number “1,550,000” from such Section and substituting in lieu thereof the number “2,700,000”.

2.Except as expressly set forth in this Amendment to the Plan (this “Amendment”), there have been no other changes or modifications to the Plan, and the Plan remains otherwise unchanged and in full force and effect.

3.This Amendment shall be effective as of June 24, 2020 (the “Effective Date”).

Appendix A-1

SPRING BANK PHARMACEUTICALS, INC.  35 PARKWOOD DRIVE, SUITE 210  HOPKINTON MA 01748  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information up until 11:59 P.M. Eastern Daylight Time on June 23, 2020. Have your proxy  card in hand when you access the web site and follow the instructions to obtain your  records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy cards  and annual reports electronically via e-mail or the Internet. To sign up for  electronic delivery, please follow the instructions above to vote using the Internet  and, when prompted, indicate that you agree to receive or access proxy materials  electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.  Eastern Daylight Time on June 23, 2020. Have your proxy card in hand when you call  and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain  2. To approve an amendment to the Company's Amended and Restated 2015 Stock Incentive Plan (the "Plan") to  increase the number of shares of common stock authorized to be issued pursuant to the Plan by 1,150,000  shares.  3. Ratification of the appointment of RSM US LLP as Spring Bank Pharmaceuticals, Inc.'s independent registered  public accounting firm for the year ending December 31, 2020.  Please sign exactly as name(s) appears hereon. Joint owners should each  sign. When signing as attorney, executor, administrator, corporate officer,  trustee, guardian, or custodian, please give full title.  For address change/comments, mark here.  (see reverse for instructions) Yes No  Please indicate if you plan to attend this meeting

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the  nominee(s) on the line below.  0 0 0  0 0 0  0 0 0  0  0 0  0000466442_1 R1.0.1.18  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  all of the nominees listed below.  1. Election of the following nominees as Class II  directors of Spring Bank Pharmaceuticals, Inc.,  each to serve for a three-year term expiring at  2023 Annual Meeting:  Nominees  01) David Arkowitz 02) Kurt Eichler

0000466442_2 R1.0.1.18  2020 Annual Meeting Admission Ticket  2020 Annual Meeting of Stockholders of  Meeting is live via the Internet - please visit  www.virtualshareholdermeeting.com/SBPH2020  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com  SPRING BANK PHARMACEUTICALS, INC.  Notice of 2020 Annual Meeting of Stockholders  Meeting will be live via the Internet - please visit www.virtualshareholdermeeting.com/SBPH2020  Proxy Solicited by Board of Directors for 2020 Annual Meeting - June 24, 2020  Martin Driscoll and Lori Firmani, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned,  with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Spring Bank Pharmaceuticals, Inc. to be  held on June 24, 2020 or at any postponement or adjournment thereof.  Shares represented by this proxy, when properly executed and delivered, will be voted by the stockholder. If no such directions are indicated, the  Proxies will vote such shares in accordance with the recommendation of the Board of Directors FOR all the nominees listed on the reverse side and  FOR Proposals 2 and 3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)  Address change/comments:  Continued and to be signed on reverse side